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                                                                    EXHIBIT 10.1


                              SUBLEASE AGREEMENT
                              ------------------

THIS AGREEMENT is made as of this 19th day of July, 2000, between Fieldworks, Inc., hereinafter referred to as "Sublessor", and Four 51, Inc., hereinafter referred to as "Sublessee".

                             WITNESSETH, WHEREAS:

          Sublessor, as Tenant, entered into a lease with CSM Properties, Inc., as Landlord, dated May 16, 1997, as wall as an addendum to lease dated December 30, 1997, leasing certain space containing approximately 52,769 square feet of space in the building known as Edenvale Crossing Business Center, located at 7623-7631 Anagram Drive, Eden Prairie, Minnesota (the "Building"), to which lease (hereinafter, the "Prime Lease") reference is hereby made, and which is incorporated into this Agreement as Exhibit "B"; and

          The parties hereto have agreed that Sublessor shall sublet approximately 12,422 square feet of such space to Sublessee (of which approximately 10,937 square feet is office space and 1,485 square feet is tech space);

          NOW THEREFORE, the parties hereto hereby covenant and agree as follows:

          1. Sublessor hereby subleases to Sublessee said 12,422 square feet, more or less, of the space in said Building, as depicted on Exhibit "A" attached hereto and made a part hereof, (the "Subleased Premises"), for a term beginning September 1, 2000 and ending November 30, 2004, unless sooner terminated in accordance herewith. Commencing on October 1, 2000, Sublessee to pay to Sublessor a monthly Base Rent of Ten Thousand Three Hundred Fifty-two and 00/100 Dollars ($10,352.00), plus any Additional Rent as set forth in paragraph 4 hereof, on the first day of each and every month during the term hereof.

          2. The Subleased Premises shall be used for the purpose of general office pursuant to the terms and conditions described in the Prime Lease.

          3. Sublessee may assign its interest in this Sublease and further sublet the Subleased Premises in whole or in part only by first obtaining the consent of Sublessor and Landlord as outlined
               Article 9 of the Prime Lease.

          4. As Sublessor is charged for Additional Rent or other sums pursuant to the provisions of the Prime Lease, including without limitation Article(s) 2.2, 2.3, & 2.4 thereof, Sublessee shall be liable for such Additional Rent or sums. Any rent or other sums payable by Sublessee under this Article 4 shall be Additional Rent and collectable as such. If Sublessor shall receive any refund under the Prime Lease, Sublessee shall be entitled to the return of so much thereof from Sublessor as shall be attributable to prior payments by Sublessee.

          5. Sublessee shall pay to Sublessor a fixed cost of $1,552.75 per month for utilities provided to the Subleased Premises. In the event the utility costs increase substantially over their historical levels, any such increase shall be the Sublessee's responsibility.
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          6.   This Sublease is subject and subordinate to the Prime Lease.
               Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions contained in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Prime Lease and Sublessee were the lessee thereunder, and in the case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Lessor against the Lessee under the Prime Lease if such breach were by the Lessee thereunder.

          7. Notwithstanding anything to the contrary herein set forth, the only services or rights to which Sublessee may be entitled hereunder are those to which Sublessor may be entitled under the Prime Lease.

          8. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of which the Prime Lease may be terminated or forfeited.

          9. Sublessee has paid Sublessor on the execution and delivery of this Sublease the sum of Sixteen Thousand and 00/100 Dollars ($16,000.00) to be held as a security and damage deposit for the full and faithful performance of the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, including but not limited to payment of Base Rent and Additional Rent in default or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased Premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor or the Prime Landlord. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this sublease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee after the time fixed as the expiration of the demised term and after the removal of Sublessee and surrender of possession of the Subleased Premises to Sublessor.

          10. Sublessor agrees to provide the base improvements and Alternate #4 as listed in the proposal dated July 10, 2000, prepared by the Bainey Group, attached hereto as Exhibit "C". Any other improvements other than those outlined above, including Alternates 1, 2, 3 & 5, shall be completed at the Sublessee's sole cost and expense and must receive the Sublessor's and Prime Landlord's prior written approval.

          11. Sublessee agrees not to damage or remove Sublessor's existing network wiring from the Subleased Premises

          12.  Sublessor agrees to partition separate a distinct card access zone for Sublessee's use. Sublessee acknowledges the main
               security panel for the Sublessor is located in the janitor's closet. Sublessee agrees not to
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               disrupt such panel and further agrees to provide Sublessor access to such panel when necessary.

          13. Sublessor agrees to make space available to Sublessee for a dumpster to be located at the rear of the building.

          14. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.

          15. All prior understandings and agreements between the parties are merged within this Agreement, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing to which the written consent of the lessor under the Prime Lease shall have been obtained.

          16. Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by certified mail, return receipt requested, addressed to Sublessor as follows:

                    Fieldworks, Inc.
                    7631 Anagram Drive
                    Eden Prairie, Minnesota 55344

               with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease, and if to Sublessee, as follows:

                    Four 51, Inc.
                    7627 Anagram Drive
                    Eden Prairie, Minnesota 55344

               with a copy thereof to the Landlord under the Prime Lease in the manner and at the place designated in the Prime Lease. Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

          17. The covenants and agreements herein contained shall bind and inure to the benefit of Sublessor, Sublessee, and their respective heirs, executors, administrators, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the date and year first above written.

SUBLESSEE:                         SUBLESSOR:
FOUR 51, INC.                      FIELDWORKS, INC.

By: /s/ Richard Landa              By: /s/ Karen L. Engebretson
   --------------------------         -------------------------------

Its: Chief Executive Officer       Its: Chief Financial Officer
     ------------------------           -----------------------------

Date:        7/26/00               Date:         7/31/00
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